UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 23, 2009

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01	Other Events.

Non-Employee Directors Restricted Stock Award Agreement

As part of the compensation arrangement for the non-employee directors of A. M. Castle & Co. (the “Company”), each non-employee receives an annual grant of restricted stock having a value equal to $60,000. The number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be received in the grant of restricted stock is based on the closing price per share of Common Stock on the date such grant is made. Pursuant to the compensation arrangement described above, the Board of Directors of the Company approved a grant of restricted stock to each non-employee director on April 23, 2009, the date on which the Company held its 2009 annual meeting of stockholders. The grants were made under the Company’s 2008 Restricted Stock, Stock Option and Equity Compensation Plan and evidenced by a Restricted Stock Award Agreement. A copy of the form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Non-Employee Director Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
By:	/s/ Robert J. Perna
Name:	Robert J. Perna
Title:	Vice President, General Counsel and Secretary

Date:	April 27, 2009